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                                  EXHIBIT 99.2
                          SCHEDULE OF RESIDENCE LEASES
                  WHICH ARE SUBSTANTIALLY IN THE FORM OF LEASE
                            ATTACHED AS EXHIBIT 99.1

                                                                      LEASING          ORIGINAL                      NO. OF
                                                                    COMMITMENT        MEDITRUST        BASE          UNITS
          FACILITY NAME                           LOCATION             FEE           INVESTMENT        RENT       IN FACILITY
      ----------------------------             --------------      -------------   --------------    -------    ---------------
      1.  The Evergreens/Evergreens            Plover, WI               $10,909       $2,233,924      $204,181       37
          South/WovenHearts
      2.  The Oaks/WovenHearts                 Wisconsin Rapids, WI     $ 6,364       $1,303,123      $119,105       19
      3.  The Pines/Pines North/               Wausau, WI               $ 8,182       $1,675,443      $153,135       40
          WovenHearts
      4.  StoneCroft Manor/WovenHearts         Medford, WI              $ 4,545       $  930,802      $ 85,075       19
      5.  WovenHearts of Faribault             Faribault, MN            $ 4,474       $1,185,390      $108,345       20
      6.  WovenHearts of Mankato               Mankato, MN              $ 4,847       $1,284,173      $117,373       20
      7.  WovenHearts of Owatonna              Owatonna, MN             $ 4,847       $1,284,173      $117,373       20
      8.  WovenHearts of Sauk Rapids           Sauk Rapids, MN          $ 3,728       $  987,825      $ 90,287       20
      9.  WovenHearts of Winona                Winona, MN               $ 4,847       $1,284,173      $117,373       20
      10. WovenHearts of Eau Claire            Eau Claire, WI           $ 4,847       $1,284,173      $117,373       20
      11. WovenHearts of Manitowoc             Manitowoc, WI            $ 4,101       $1,086,608      $ 99,316       20
      12. WovenHearts of Neenah                Neenah, WI               $ 5,219       $1,382,955      $126,402       20
      13. WovenHearts of Oshkosh               Oshkosh, WI              $ 4,101       $1,086,608      $ 99,316       20
      14. WovenHearts of Sun Prairie           Sun Prairie, WI          $ 4,474       $1,185,390      $108,345       20
      15. WovenHearts of Willmar               Willmar, MN              $ 4,474       $1,185,390      $108,345       20
      16. WovenHearts of Middleton             Middleton, WI            $ 5,592       $1,481,738      $135,431       20
      17. Clare Bridge of Charleston           Charleston, SC           $15,381       $4,075,366      $372,488       38
      18. Clare Bridge of Charlotte            Charlotte, NC            $19,516       $5,170,973      $472,627       52
      19. Clare Bridge of Columbia             Columbia, SC             $14,321       $3,794,584      $346,825       38
      20. Clare Bridge of Jacksonville         Jacksonville, FL         $14,070       $3,728,171      $340,755       38
      21. Clare Bridge of Greensboro           Greensboro, NC           $14,559       $3,857,509      $352,576       38
      22. Wynwood of Charlotte                 Charlotte, NC            $26,492       $7,019,381      $641,571       72
      23. Wynwood of Greensboro                Greensboro, NC           $26,031       $6,897,281      $639,411       72
      24. Wynwood of Lansing                   Lansing, MI              $26,248       $6,954,771      $635,666       72



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